UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 16, 2014

INVESTVIEW, INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

54 Broad Street, Suite 303

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (732) 380-7271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Item 5.02	Entry into a Material Definitive Agreement Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

This Form 8-K/A Current Report amends the Form 8-K Current Report filed on July 17, 2014 (the "Initial 8-K") to remove the reference to "a one year non-compete" initially referenced in the third paragraph of the Initial 8-K.

As previously reported in the Initial 8-K, on July 14, 2014, David M. Kelley and Investview, Inc (the "Company") entered into an agreement (the "Kelley Agreement") pursuant to which the Company converted $569,589.04 in compensation owed to Mr. Kelley pursuant to his Employment Agreement into 569,589 shares of common stock of the Company (the "Conversion Shares") and the parties finalized the terms of Mr. Kelley’s resignation as Chief Operating Officer of the Company with an effective date as of June 16, 2014. Mr. Kelley’s resignation was not the result of any disagreements with management. The Company also issued Mr. Kelley 237,328 shares of common stock of the Company owed to Mr. Kelley pursuant to his Employment Agreement.

In addition, pursuant to the Kelley Agreement, Mr. Kelley will be engaged by the Company as a consultant to assist in providing certain transition services to the Company for a term of three months beginning on July 15, 2014 and ending on October 15, 2014 in consideration of 15,000 shares of common stock of the Company (the "Additional Shares").

As consideration for entering into the Kelley Agreement, Mr. Kelley: (i) Granted a full release to the Company against any and all future claims with respect to all compensation owed; (ii) agreed to a non-solicitation period of one year; and (iii) agreed not to sell, transfer or otherwise dispose of the Conversion Shares or the Additional Shares for a period of 12 months from the date of the Kelley Agreement.

The issuance of the above securities was made in reliance upon exemptions from registration pursuant to section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated under Regulation D thereunder. Mr. Kelley is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of the Kelley Agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the Kelley Agreement, which is attached an exhibit to this Current Report on Form 8-K.  Readers should review the Kelley Agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Agreement by and between Investview, Inc. and David M. Kelley dated July 14, 2014 (1)

(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By: /s/ Dr. Joseph Louro

-----------------------------------------

Name: Dr. Joseph Louro

Title: Chief Executive Officer

Date:	July 18, 2014

Red Bank, New Jersey